Innovid Reports Q4 and Fiscal Year 2021 Financial Results

•Increased revenue by 31% year-over-year, driven by growth in CTV plus increased adoption of personalization
•Grew CTV revenue by 48% year-over-year
•CTV accounted for 45% of total 2021 revenue, up from 40% in 2020
•Achieved adjusted EBITDA* of $5.4 million reflecting 110% growth year-over-year
•Agreed to acquire converged TV measurement leader TVSquared to enhance measurement capabilities and expand serviceable market
NEW YORK, February 24, 2022 -- Innovid Corp. (NYSE:CTV), a leading independent connected TV (CTV) advertising delivery and measurement platform, today announced financial results for the fourth quarter and fiscal year 2021 ended December 31, 2021.
“2021 was a milestone year for Innovid, from becoming a publicly traded company to consistently growing our revenue in the connected TV space. We expanded our client base and achieved record-high retention rates despite the headwinds in ad spend across the industry,” said Zvika Netter, Co-Founder and Chief Executive Officer of Innovid. “As we look at the coming year, the recently announced acquisition of TVSquared is expected to further expand our presence in the fast-growing global TV ad measurement space, as part of our long term strategy to provide a comprehensive and measurable solution for converged TV.”
Fourth Quarter and Full Year 2021 Financial Highlights:

•Revenue for the fourth quarter and full year 2021 was $26.0 million and $90.3 million respectively, reflecting 13% and 31% growth year-over-year.
•Gross margin in the fourth quarter was 79%, and 80% for full year 2021.
•Net loss was $(7.6) million or $(0.59) per share in Q4,and $(11.5) million or $(3.31) per share for the full year of 2021.
•Adjusted EBITDA* was $1.8 million in the fourth quarter and $5.4 million in the full year of 2021, reflecting 71% decline and 110% growth year-over-year, respectively.
•Cash and cash equivalents as of December 31, 2021 were $157 million.
Fourth Quarter and 2021 Business Highlights Include:

•Consistent revenue growth: Revenue for full-year 2021 totaled $90.3 million, an increase of 31% compared to 2020, driven primarily by 48% growth in CTV revenue. CTV accounted for 45% of total revenue generated by Innovid during the 2021 fiscal year, up from 40% in 2020.
•Strong customer retention: Total number of core clients grew from 95 to 109. Annual core platform clients experienced record-high retention rates of 97%, up from 94% in 2020, and net revenue retention of 127% up from 121% in 2020.
•Advanced personalized creative adoption: Premium-priced advanced creative revenue grew 49% year-over-year in 2021.
•Expanded geographically: In Q4, Innovid expanded capabilities into China, the world's second-largest media market, growing its global footprint to over 75 countries. Total 2021 international volume, derived outside the U.S. market, grew 39% year-over-year in 2021. CTV international revenue, grew 137% year-over-year.
•Continued bolstering of CTV infrastructure: CTV-focused cross-industry collaborations and expanded partnerships in 2021 included:
•CTV fraud protection: Strengthened integrations with DoubleVerify and Integral Ad Science, designed to ensure strong, seamless CTV fraud protection.
•Interactive CTV at scale: Partnered with The Trade Desk, Magnite, and others to create a consortium, organizing the leading buy-side and sell-side programmatic platforms within Innovid’s infrastructure, to deliver interactive CTV creative at scale.

•Exclusive NBC Olympics ad delivery partnership: Exclusively selected by NBCU to support third-party ad serving across their leading CTV apps becoming the first and only third-party ad server to be used during any NBC Olympics broadcast.
•CTV reach & frequency benchmarks: Collaborated with the Association of National Advertisers (ANA) and 20 leading advertisers, to publish a deep-drive report into new CTV KPIs, benchmarks, and best practices.
•Introduced leading identity solution and partnerships:
•Innovid Key launch: In Q3, launched Innovid Key, an industry leading infrastructure approach to identity management designed to enhance cross-screen targeting and measurement.
•LiveRamp integration: Also in Q3, expanded the identity integration between Innovid Key and LiveRamp’s RampID, enabling brands such as Molson Coors to deliver 55% higher audience addressability for CTV.
•OpenAP partnership: In Q4, selected by OpenAP, the advanced advertising company, as digital partner for their XPm cross-platform measurement framework.

First Quarter and Full Year 2022 Outlook:
Innovid is providing the following financial guidance for the first quarter of 2022:
•Revenue is expected to be in the range of $21 million and $22 million, a year-over-year increase of approximately 17% to 22% year-over-year.
•Adjusted EBITDA is expected to be in the range of minus $4.5 million to minus $3.5 million.

Innovid is providing the following financial guidance for the full-year 2022:
•Revenue in the range of $110 million and $115 million, a year-over-year increase of approximately 22% to 28% year-over-year.
•Adjusted EBITDA is expected to be positive.

Innovid is not able to provide a reconciliation of the projected adjusted EBITDA to expected net income (loss) attributable to Innovid, the most directly comparable GAAP measure, without unreasonable effort, due to the unknown effect, timing, and potential significance of the effects of taxes on income in multiple jurisdictions, finance expenses including valuations, among others. These items have in the past, and may in the future, significantly affect GAAP results in a particular period.

We define a core client as an advertiser that generates at least $100,000 of annual revenue. Core platform client is a core client that uses our platform for personalization services and /or as an ad server of record.

*See Use of Non-GAAAP Financial Information and Reconciliation of GAAP to Non-GAAP Financial Measures table.

Conference Call

The financial results, the TV Squared acquisition and business highlights will be discussed on a conference call and webcast today at 8:30 a.m. Eastern Time. Speakers will include Zvika Netter, Co-founder and Chief Executive Officer, Tanya Andreev-Kaspin, Chief Financial Officer and Tal Chalozin, co-founder and Chief Technology Officer.

A live webcast of the call can be accessed from Innovid’s Investor Relations website at https://investors.innovid.com/. An archived webcast of the conference call will also be made available on the Innovid website following the call. The live call may also be accessed via telephone at (877) 407-0833 toll-free and at (201) 389-0862 internationally.
A telephonic replay of the conference call will be available until May 25, 2022 following the end of the conference call. To listen to the replay, please dial (877) 660-6853 or (201) 612-7415, access ID: 13726425.
Non-GAAP Measures and Certain Operational Metrics

Innovid prepares audited financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Innovid also discloses and discusses non-GAAP financial measures such as Adjusted EBITDA. Innovid believes that these measures are relevant and provide useful information to investors by providing a baseline for evaluation and comparing its operating performance against that of other companies in Innovid’s industry. Adjusted EBITDA is defined as net income (loss) attributable to Innovid, excluding (1) depreciation and amortization, (2) stock-based compensation, (3) finance expense, net, (4) transaction related expenses, (5) acquisition related expenses, (6) taxes on income and (7) other one-time items.
The non-GAAP financial measures that Innovid uses may not be comparable to similarly titled measures reported by other companies. Also, in the future, Innovid may disclose different non-GAAP financial measures in order to help its investors meaningfully evaluate and compare its results of operations to its previously reported results of operations or to those of other companies in Innovid’s industry. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Innovid uses Adjusted EBITDA as measures of operational efficiency to understand and evaluate its core business operations. Innovid believes this non-GAAP financial measure is useful to investors for period to period comparisons of its core business and for understanding and evaluating trends in its operating results on a consistent basis by excluding items that are not viewed as indicative of its core operating performance.
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of Adjusted EBITDA are:
•It does not reflect changes in, or cash requirements for, our working capital needs;
•It does not reflect our capital expenditures or future requirements for capital expenditures or contractual commitments;
•It does not reflect income tax expense or the cash requirements to pay income taxes;
•It does not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt; and
•Although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Innovid has provided a reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP measure, for historical period in the appendix hereto but  is not able to provide a reconciliation of the projected adjusted EBITDA to expected net income (loss) attributable to Innovid for first quarter of 2022 or the full-year 2022, without unreasonable effort, due to the unknown effect, timing, and potential significance of the effects of taxes on income in multiple jurisdictions, finance expenses including valuations, among others. These items have in the past, and may in the future, significantly affect GAAP results in a particular period.

We define a core client as an advertiser that generates at least $100,000 of annual revenue. Core platform client is a core client that uses our platform for personalization services and /or as an ad server of record.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “aim,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations regarding its future financial results, expected growth and the expected benefits resulting from its partnerships. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including Innovid’s ability to raise financing in the future, success in retaining or recruiting officers, key employees or directors, changes in applicable laws or regulations, Innovid’s ability to maintain and expand relationships with advertisers, decreases and/or changes in CTV audience viewership behavior, Innovid’s ability to make the right investment decisions and to innovate and develop new solutions, the accuracy of Innovid’s estimates of market opportunity, forecasts of market growth and projections of future financial performance, the extent of investment required in Innovid’s sales and marketing efforts, Innovid’s ability to effectively manage its growth, the impact of the coronavirus pandemic, acquisition related risks, and other important factors discussed under the caption “Risk Factors” in Innovid’s prospectus on Form 424(b)(3) filed with the SEC on December 30, 2021, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of Innovid’s website at investors.innovid.com. You should carefully consider the risks and uncertainties described in the documents filed by the Company from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.
About Innovid
Innovid powers connected TV (CTV) advertising streaming, personalization, and measurement for the world’s largest brands. Through a global infrastructure that enables data-driven personalization, real-time decisioning, scaled ad serving, and accredited measurement, Innovid offers its clients and partners streamlined solutions that optimize the value of advertising investments across screens and devices. Innovid is an independent platform that leads the market in CTV innovation, powered proprietary technology and exclusive partnerships designed to fuel the future of TV advertising.
Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit innovid.com or follow us on LinkedIn or Twitter.
Investor Relations Contact
Miri Segal-Scharia
ir@innovid.com

Media Contact
Chris Harihar
Crenshaw Communications
chris@crenshawcomm.com
646-535-9475

    INNOVID, CORP. AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except stock and per stock data)

	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 156,696	$ 15,645
Trade receivables, net (allowance for doubtful accounts of $81 and $121 at December 31, 2021 and 2020, respectively)	35,422	34,804
Prepaid expenses and other current assets	3,131	1,174
Total current assets	195,249	51,623
NON-CURRENT ASSETS:
Long-term deposit	310	348
Long-term restricted deposits	462	447
Property and equipment, net	4,840	2,325
Goodwill	4,555	4,555
Intangible assets, net	—	33
Other non-current assets	116	127
Total non-current assets	10,283	7,835
TOTAL ASSETS	$ 205,532	$ 59,458
LIABILITIES, TEMPORARY EQUITY, AND STOCKHOLDERS’ EQUITY ( DEFICIT)
CURRENT LIABILITIES:
Trade payables	5,026	1,854
Employees and payroll accruals	7,742	6,506
Accrued expenses and other current liabilities	3,082	1,155
Current portion of long-term debt	6,000	1,527
Total current liabilities	21,850	11,042
NON-CURRENT LIABILITIES:
Long-term debt	—	7,506
Other non-current liabilities	3,455	3,144
Warrants liability	18,972	499
Total non-current liabilities	22,427	11,149
TOTAL LIABILITIES	44,277	22,191

TEMPORARY EQUITY
Preferred stocks - Authorized: 500,000 and 74,236,896 at December 31, 2021 and 2020, respectively; Issued and Outstanding: 0 and 73,690,340 at December 31, 2021 and 2020, respectively	—	86,997
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stocks of $0.0001 par value - Authorized: 500,000,000 and 100,634,071 at December 31, 2021 and 2020, respectively; Issued: 119,017,380 and 18,189,937 at December 31, 2021 and 2020, respectively; Outstanding: 119,017,380 and 16,275,609 at December 31, 2021 and 2020, respectively	12	2
Treasury stocks, at cost (0 stocks at December 31, 2021 and 2020)	—	(1,629)
Additional paid-in capital	293,719	10
Accumulated deficit	(132,476)	(48,113)
Total stockholders’ equity (deficit)	161,255	(49,730)
TOTAL LIABILITIES, TEMPORARY EQUITY, AND STOCKHOLDERS’ EQUITY ( DEFICIT)	$ 205,532	$ 59,458

INNOVID, CORP. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except stock and per stock data)

	Three months ended December 31,		Year ended December 31,
	(Unaudited)	(Unaudited)
	2021	2020	2021	2020
Revenues	$ 25,967	$ 23,029	$ 90,291	$ 68,801
Cost of revenues	5,367	3,821	17,785	12,365
Gross profit	20,600	19,208	72,506	56,436
Operating expenses:
Research and development	7,687	4,610	24,619	18,283
Sales and marketing	9,522	6,186	33,056	28,810
General and administrative	10,093	2,599	20,680	8,221
Total operating expenses	27,302	13,395	78,355	55,314
Operating (loss) profit	(6,702)	5,813	(5,849)	1,122
Finance expenses, net	508	206	4,386	734
(Loss) income before taxes	(7,210)	5,607	(10,235)	388
Taxes on income	408	301	1,237	1,200
Net (loss) income	(7,618)	5,306	(11,472)	(812)

Accretion of preferred stock to redemption value	(24,070)	(3,424)	(77,063)	(7,297)
Net (loss) gain attributable to common stockholders	$ (31,688)	$ 1,882	$ (88,535)	$ (8,109)
Net (loss) gain per stock attributable to common stockholders –
Basic	$ (0.59)	$ 0.06	$ (3.31)	$ (0.51)
Diluted	$ (0.59)	$ 0.06	$ (3.31)	$ (0.51)
Weighted-average number of stocks used in computing net (loss) gain per stock attributable to common stockholders
Basic	53,898,933	16,077,628	26,745,020	16,028,560
Diluted	53,898,933	92,744,563	26,745,020	16,028,560

STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
(In thousands, except stock data)

	Temporary equity		Common stocks		Treasury stocks		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity (deficit)
	Number	Amount	Number	Amount	Number	Amount
Balance as of January 1, 2020	55,105,773	$ 79,700	11,941,841	$ 12	1,431,538	$ (1,629)	$ 3,048	$ (44,218)	$ (42,787)
Retroactive application of Exchange Ratio	18,584,567	—	4,027,419	(10)	482,790	—	10	—	—
Balance as of January 1, 2020 as adjusted***	73,690,340	$ 79,700	15,969,260	$ 2	1,914,328	$ (1,629)	$ 3,058	$ (44,218)	$ (42,787)
Accretion of preferred stocks to redemption value	—	7,297	—	—	—	—	(4,214)	(3,083)	(7,297)
Capital contribution	—	—	—	—	—	—	504	—	504
Stock-based compensation	—	—	—	—	—	—	584	—	584
Stock options exercised	—	—	306,349	*)	—	—	78	—	78
Net loss	—	—	—	—	—	—	—	(812)	(812)
Balance as of December 31, 2020 as adjusted***	73,690,340	$ 86,997	16,275,609	$ 2	1,914,328	$ (1,629)	$ 10	$ (48,113)	$ (49,730)
Accretion of preferred stocks to redemption value	—	77,063	—	—	—	—	(4,172)	(72,891)	(77,063)
Conversion of redeemable convertible preferred stock into common stock	(73,690,340)	(164,060)	73,690,340	7	—	—	164,053	—	164,060
Reverse recapitalization, net	—	—	32,039,826	3	—	—	194,878	—	194,881
Conversion of Legacy Innovid Warrants	—	—	507,994	*)	—	—	5,080	—	5,080
Secondary Sale Amount	—	—	(6,885,486)	*)	—	—	(68,855)	—	(68,855)
Warrant exercised**	—	—	132,392	*)	—	—	—	—	—
Treasury stock derecognized	—	—	—	—	(1,914,328)	1,629	(1,629)	—	—
Stock-based compensation	—	—	—	—	—	—	3,273	—	3,273
Stock options exercised	—	—	3,256,705	*)	—	—	1,081	—	1,081
Net loss	—	—	—	—	—	—	—	(11,472)	(11,472)
Balance as of December 31, 2021 as adjusted***	—	$ —	119,017,380	$ 12	—	$ —	$ 293,719	$ (132,476)	$ 161,255

* Represents an amount less than $1.
** The warrant was exercised in November 2021 and was net share settled.
*** The number of shares was retroactively adjusted for the Transaction.

INNOVID, CORP. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except stock and per stock data)

	Year ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$ (11,472)	$ (812)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	661	730
Stock-based compensation	3,273	584
Loss on sale of property and equipment	—	127
Change in fair value of warrants	762	86
Founders notes forgiven	459	—
Non-cash interest expense	—	22
Changes in operating assets and liabilities
Increase in trade receivables, net	(618)	(8,372)
(Increase)/ decrease in prepaid expenses and other assets	(2,282)	78
Increase/ (decrease) in trade payables	1,500	(545)
Increase in employees and payroll accruals	1,236	1,914
Increase in accrued expenses and other liabilities	851	2,029
Net cash used in operating activities	(5,630)	(4,159)
Cash flows from investing activities:
Internal use software capitalization	(2,594)	—
Purchase of property and equipment	(549)	(1,030)
Proceeds from sale of property and equipment	—	6
(Increase)/ decrease in deposits	(85)	76
Net cash used in investing activities	(3,228)	(948)
Cash flows from financing activities:
Proceeds from the Transaction, net	220,857	—
Payment for Secondary Sale Transaction	(68,855)	—
Capital contributions	—	504
Proceeds from loans	—	15,516
Loan repayment	(3,033)	(6,504)
Repayment of acquisition liability	(126)	(592)
Proceeds from exercise of options	1,081	78
Net cash provided by financing activities	149,924	9,002
Increase in cash, cash equivalents and restricted cash	141,066	3,895
Cash, cash equivalents and restricted cash at the beginning of the year	16,092	12,197
Cash, cash equivalents and restricted cash at the end of the year	$ 157,158	$ 16,092
Supplemental disclosure of cash flows activities:
(1) Cash paid during the year for:
Income taxes	$ 277	$ 308
Interest	$ 251	$ 272
(2) Non-cash transactions:
Company Warrants received as part of the Transaction	$ 22,791	$ —
Accrued acquisition liability	$ —	$ 126
Accretion of preferred stocks to redemption value	$ 77,063	$ 7,297
Accrued transaction cost, not yet paid	$ 3,185	$ —

INNOVID, CORP. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except stock and per stock data)

Reconciliation of cash, cash equivalents, and restricted cash reported within the statement of financial position
Cash and cash equivalents	156,696	15,645
Long-term restricted deposits	462	447
Total cash, cash equivalents, and restricted cash shown in the consolidated statements of cash flows	$ 157,158	$ 16,092

Key Metrics and Non-GAAP Financial Measures
Adjusted EBITDA
In addition to our results determined in accordance with U.S. GAAP, we believe that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Net (loss)/income	(7,618)	5,306	(11,472)	(812)
Net loss margin	(29) %	23%	(13) %	(1) %
Depreciation and amortization	174	255	661	730
Stock-based compensation	962	127	3,273	584
Finance expense, net (a)	508	206	4,386	734
Transaction related expenses (b)	7,200	—	7,200	—
Acquisition related expenses (c)	161	—	161	—
Other (d)	—	—	—	153
Taxes on income	408	301	1,237	1,200
Adjusted EBITDA	1,795	6,195	5,446	2,589
Adjusted EBITDA margin	7%	27%	6%	4%

(a) Finance expense, net consists mostly of remeasurement expense related to our Argentinian subsidiary’s monetary assets, liabilities and operating results, our interest expense, revaluation of our warrants and transaction costs allocated to warrants.
(b) Transaction related expenses consists of one-time, non-recurring bonus payments to certain members of management, professional fees associated with the SPAC merger transaction and SEC filings.
(c) Acquisition related expenses consists of professional fees associated with the acquisition of TVSquared.
(d) Other consists predominantly of the loss related to a one-time loss from sale of fixed assets in our Israel subsidiary.
We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of our core business and for understanding and evaluating trends in our operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:
•they do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect our capital expenditures or future requirements for capital expenditures or contractual commitments;

•they do not reflect costs of acquiring and integrating businesses, which will continue to be a part of our growth strategy;
•they do not reflect one-time, non-recurring bonus costs and third party costs associated with the SPAC merger transaction and regulatory filings.
•they do not reflect income tax expense or the cash requirements to pay income taxes;
•they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt; and
•although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.
In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our U.S. GAAP results and using the non-GAAP financial measures only supplementally. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue.